UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 20, 2012

MASTECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500, Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K is being filed by the registrant to clarify and expand certain of the disclosures set forth in the original Form 8-K, filed with the Commission on August 23, 2012 (the “Prior Form 8-K”). The information in this Amended Form 8-K, unless otherwise stated or the context requires otherwise, speaks as of the August 23, 2012 date of the Prior Form 8-K filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 10, 2012, Edward Meindl communicated his intent to resign as Chief Operating Officer of the registrant, effective September 7, 2012. During the week of August 13, 2012, the Chief Executive Officer and Co-Chairmen of the Board, respectively, had telephonic and in-person discussions with Mr. Meindl regarding proposed revisions to his employment arrangement that would secure his retention with the registrant. On August 20, 2012, the registrant concluded that the proposed revisions to Mr. Meindl’s employment arrangement would not be accepted by Mr. Meindl and he would move forward with his plan to resign.

In connection with such resignation, Mr. Meindl and the registrant will adhere to the provisions of his Executive Employment Agreement, dated January 4, 2006, as amended and reinstated on March 25, 2009 and further amended on March 20, 2012, and filed as exhibit 10.5 to the 2011 Annual Report of Form 10-K filed by the registrant on March 23, 2012 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer

August 30, 2012